Exhibit 16

POWER OF ATTORNEY

Each person whose signature appears below (the "Principals") hereby constitutes and appoints Anne E. Robinson and Laura J. Merianos, and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission ("Commission"), a registration statement on Form N-14 (or any successor thereto) (the "Registration Statement") for Vanguard Index Funds (the "Registrant"), relating to the proposed reorganization of Vanguard U.S. Value Fund, a series of Vanguard Malvern Funds, with and into Vanguard Value Index Fund, a series of the Registrant, and any and all amendments (including without limitation pre-effective and post-effective amendments) thereto, and to perform any and all such acts as such attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; and granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The Principals hereby revoke all powers of attorney which they may have heretofore granted regarding the subject matter hereof. All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

Each of the Principals has executed this Power of Attorney in the capacity and on the date indicated opposite their name. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE	DATE
	Chairman, President and Chief	August 17, 2020
/s/ Mortimer J. Buckley	Executive Officer
Mortimer J. Buckley
/s/ Emerson U. Fullwood	Trustee	July 28, 2020

Emerson U. Fullwood
/s/ Amy Gutmann	Trustee	July 28, 2020

Amy Gutmann
/s/ F. Joseph Loughrey	Trustee	July 28, 2020

F. Joseph Loughrey
/s/ Mark Loughridge	Trustee	July 28, 2020

Mark Loughridge
/s/ Scott C. Malpass	Trustee	July 28, 2020

Scott C. Malpass

/s/ Deanna Mulligan	Trustee	July 31, 2020

Deanna Mulligan
/s/ André F. Perold	Trustee	July 28, 2020
André F. Perold
/s/ Sarah Bloom Raskin	Trustee	July 29, 2020
Sarah Bloom Raskin
/s/ Peter F. Volanakis	Trustee	July 28, 2020

Peter F. Volanakis
	Chief Financial Officer and	July 28, 2020
/s/ John Bendl	Principal Accounting Officer
John Bendl

PROPOSED RESOLUTION

APPROVAL OF A POWER OF ATTORNEY

RESOLVED, that the proposed Power of Attorney, in substantially the form presented, constituting and appointing Anne E. Robinson and Laura J. Merianos (each with full power to act alone) as attorneys-in-fact and agents for (i) each of the Directors, Trustees, principal executive officer and/or principal financial and accounting officer of the investment company that is listed in the proposed Power of Attorney (the "Vanguard Company"); and (ii) the Vanguard Company, for the purpose of executing and filing for and on behalf of the Vanguard Company all requisite papers and documents (including registration statements and pre- and post- effective amendments thereto) with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, is hereby approved and may be executed by each designated Director/Trustee, officer and Vanguard Company.